American Funds Strategic Bond Fund
December 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$3,389
Class B	$-
Class C	$78
Class T*	$-
Class F-1	$86
Class F-2	$715
Class F-3	$220
Total	$4,488
Class 529-A	$97
Class 529-B*	$-
Class 529-C	$11
Class 529-E	$5
Class 529-T*	$-
Class 529-F-1	$43
Class R-1	$1
Class R-2	$5
Class R-2E*	$-
Class R-3	$11
Class R-4	$17
Class R-5	$5
Class R-5E*	$-
Class R-6	$348
Total	$543
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1141
Class B	$-
Class C	$0.1339
Class T	$0.1614
Class F-1	$0.1599
Class F-2	$0.1691
Class F-3	$0.1586
Class 529-A	$0.1427
Class 529-B	$0.0119
Class 529-C	$0.0599
Class 529-E	$0.1595
Class 529-T	$0.1472
Class 529-F-1	$0.1285
Class R-1	$0.1736
Class R-2	$0.1481
Class R-2E	$0.1281
Class R-3	$0.0873
Class R-4	$0.1170
Class R-5E	$0.0981
Class R-5	$0.1134
Class R-6	$0.1023
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	37,233
Class B	-
Class C	2,167
Class T	1
Class F-1	1,029
Class F-2	6,550
Class F-3	2,259
Total	49,239
Class 529-A	1,366
Class 529-B	-
Class 529-C	380
Class 529-E	73
Class 529-T	1
Class 529-F-1	401
Class R-1	19
Class R-2	125
Class R-2E	3
Class R-3	191
Class R-4	192
Class R-5	59
Class R-5E	3
Class R-6	2,772
Total	5,585
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.15
Class B	$-
Class C	$10.12
Class T	$10.15
Class F-1	$10.14
Class F-2	$10.15
Class F-3	$10.14
Class 529-A	$10.14
Class 529-B	$-
Class 529-C	$10.12
Class 529-E	$10.15
Class 529-T	$10.15
Class 529-F-1	$10.15
Class R-1	$10.15
Class R-2	$10.13
Class R-2E	$10.15
Class R-3	$10.14
Class R-4	$10.15
Class R-5E	$10.16
Class R-5	$10.15
Class R-6	$10.15
* Amount less than one thousand